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                                                                   EXHIBIT 10.54

                       FLOOD COMPLIANCE SERVICE AGREEMENT

THIS AGREEMENT is entered into effective March 1, 1998, by and between Geotrac, a Delaware Corporation located at 3900 Laylin Road, Norwalk, Ohio ("Company") and ABN AMRO North American, located at 135 South LaSalle St. Chicago, Illinois and its affiliates listed in Addendum "B" as ("Client").

WHEREAS, Client desires a Flood Compliance program for compliance with regulations passed pursuant to the 1973 Flood Disaster Protection Act as amended to determine whether improved real estate securing a loan from Client to a borrower is or is not in a FEMA defined Special Flood Hazard Area ("Flood Area"), and other National Flood Insurance Program (NFIP) information, and whereas Company is in the business of supplying such information.

WHEREAS, Client wishes to retain Company upon the terms and conditions contained in this Agreement;

NOW THEREFORE, for mutual consideration, the parties do hereby agree as follows:

A. GEOTRAC NFIP COMPLIANCE PACKET

In consideration of Company's attached fee schedule and pursuant to the terms of this Agreement, Client will submit retail mortgage or trust deed loan applications originated or purchased to Company for the purpose of making Flood Determinations and certain other NFIP Compliance work commencing March 1, 1998. Client will only pay fees shown in Addendum "A" for closed loans. Company will provide to Client on each application a Geotrac NFIP Compliance Packet(SM) containing the following information:

1. Current-In-Force NFIP Community Status Information

Company will supply Current-In-Force NFIP Community Status Information consisting of NFIP Community Number, Program or Suspension/Sanction Date, and NFIP Program Status (Emergency, Regular, Non-Participating,
Suspended/Sanctioned) in a format that complies with all requirements of FEMA, OTS, Fannie Mae, Freddie Mac and other applicable regulatory agencies.

2. Detailed FEMA Flood Zone Code

Company will supply the Detailed FEMA Flood Zone Code of the location of the structure(s) securing the loan. Company will use Client supplied location information, valid street address and location information it derives to locate structures. In those cases where neither Client nor Company has sufficient information to locate the structure, Company will gather information on-site at its expense. While the Company assumes no responsibility for incorrect or incomplete location information supplied by Client, Company will make its best effort to assure location information is correct and complete.


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3.  Current-In-Force NFIP Flood Map Panel

Company will identify the Current-In-Force NFIP Flood Map Panel consisting of the full eleven digit FEMA map number and panel date.

4.  Requirement for and Availability of NFIP Flood Insurance

Company will indicate the requirement for and the availability of NFIP Flood Insurance.

5.  Secondary Market/Government Program Loan Restrictions

Company will designate loans which do not qualify for secondary market resale or Government program lending based on NFIP Community Status and NFIP Flood Zone problems. Company will comply with all Freddie Mac, Fannie Mae, Ginnie Mae and FEMA requirements then in effect in conducting flood searches and notifying Client of results.

6.  Borrower Notification Forms

On each Geotrac NFIP Compliance Packet Company will supply to Client a borrower notification form, on or before date of Client closing or purchasing a loan subject to all other terms of this agreement. Notification form will be in compliance with all federal statutory and regulatory requirements including FEMA, OTS, Freddie Mac, Fannie Mae, and Ginnie Mae regarding notifying borrowers.

B. FLOOD RISK ASSESSMENT IN NON-PARTICIPATING NON-MAPPED COMMUNITIES

Company will prepare an appendix attached to the standard Geotrac NFIP Compliance Packet containing a flood risk assessment in NFIP non-participating non-mapped communities, as requested by Client Cost set forth in Addendum "A" as Determinations in Non-Mapped Communities.

C. HMDA DATA ELEMENTS

Company at request of Client will supply HMDA State Code and County Code on some or all loan requests, with or without flood order, and MSA Code and 1990 Census Tract on each loan where: a) 1990 Tracts are published, and b) the Federal Reserve indicates that Tract reporting is required. All HMDA data elements will be edited against government supplied information (i.e. Census Bureau's file of 1990 Census Tract and the Federal Reserve's list of State, County and MSA designations). In the event of an error Company's obligation shall be limited to correction of the error. Client is under no obligation to order HMDA.

This paragraph shall not limit Company's liability as otherwise provided in the is Agreement for incorrect flood determinations.

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D. TRANSMISSIONS OF INFORMATION

Client will transmit requests to Company EDI, fax or via Geotrac's PC based on-line system GeoCompass(SM) one or more times a day. It is Client's obligation to supply, at a minimum: loan/application identification number; borrower none; location State, County, City/Place, full street address, and 5 digit zip code. Client shall provide valid street addresses. "Valid Addresses" (VA) are defined as those found in the quarterly update of the USPS Zip +4 data base, and do not include P.O. Box or Rural Route and box. In those instances where Client does not supply a valid address, Company will place the order on hold, and inform Client's ordering location of the invalid address. It is Client's obligation to supply to Company, as soon as possible, the completed or corrected address information. Orders placed on hold will be reactivated the day valid address information is supplied. All turn time and other parameters will be calculated based on the date valid address information is supplied.

Company will transmit key data elements back to Client EDI or Fax. The full Geotrac NFIP Compliance Packet can be transmitted back to Client EDI or Fax. Average turn around shall be less than two business days. Both parties recognize that it is not in Client's best interest to emphasize speed of turn around over accuracy of flood certifications. Each party agrees to work in good faith to meet the data and turn around needs of the other.

E. LIFE OF LOAN

GEOLIFE-OF-LOAN(R)

GeoLife-of-Loan is a tracking service designed to detect changes in:

         -  FEMA NFIP FLOOD MAP
         -  FEMA NFIP COMMUNITY STATUS

Once changes are detected, reprocessing the loan for the Client is done at no charge.

Company will track both NFIP Community Status and FEMA Flood Map changes for the lifetime the loan is on Client's servicing system. Electronically, Client will communicate all payoffs and cancels to Company. Company will generate new flood determinations on all affected loans of the above changes. List (hard copy or electronic) of loans affected will be generated monthly. Client may choose to electronically inform Company of changes in the servicing portfolio proactively.

Company will reprocess active loans that are affected by new FEMA NFIP mapping and/or revised FEMA NFIP Community Status. For those loans affected by new FEMA NFIP mapping and/or FEMA NFIP Community Status changes Company will reprocess the loan by generating a new Flood Determination (for new mapping) and/or by notifying Client of the need to require changed flood insurance amounts (for changes in Community Status), at no charge.

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GeoLife-of-Loan(R) service is available for transfer at no additional charge should Client sell or transfer the loan or servicing. Client is obligated to inform Company of the sale or transfer and if GeoLife-of-Loan(R) service is to transfer with the loan, on a monthly basis. Client shall supply Company a listing of affected loans, identified by loan number or another mutually agreeable item, in machine readable form in a mutually agreeable format on a media acceptable to both parties.

Geotrac NFIP Compliance Packets will be produced free of charge on Client recaptured refinances where the original loan is covered by GeoLife-of-Loan(R) service. It is Client's obligation to inform Company that a refinance is covered by GeoLife-of-Loan(R) service and to supply either a copy of the original Geotrac NIP Compliance Packet or its identifying number (GeoNumber).

Client will place GeoLife-of-Loan(R) service on mortgage and trust deed loan originations.

GEOLIFE-OF-LOANLITE

GeoLife-of-LoanLite is a tracking service designed to detect changes in:

         -  FEMA NFIP FLOOD MAP

         -  FEMA NFIP COMMUNITY STATUS


Once changes are detected, reprocessing the loan for Client is done for a fee.

Company will track both NFIP Community Status and FEMA Flood Map changes on a daily basis for the lifetime of the loan on the Client's servicing system. Lists (hard copy or electronic) of loans affected will be generated monthly. Client will communicate all payoffs and cancels to Company. Company will generate new flood determinations on all affected loans of the above changes. Client may choose to electronically inform company of changes in the servicing portfolio proactively. The fee for GeoLife-of-LoanLite tracking is listed in Addendum "A" as GeoLife-of-LoanLite Reprocessing.

After a loan has been "reprocessed" under GeoLife-of-LoanLite service it is covered by Company's full GeoLife-of-Loan service, in which case all subsequent reprocessing is at no charge to the client.

Client will place GeoLife-of-LoanLite service on equity and installment loan originations and on some or all of existing portfolio loans at Client's discretion.

FOREIGN FLOOD CERTIFICATION DATA, LIFE-OF-LOAN REGISTRATION PROCESS

For those loans in existing portfolios, that have the data elements required for life-of-loan tracking derived from a source other than Company, Company will use the existing data elements to life-of-loan track. However, Company in no way indemnifies or guarantees these elements. However, Company guarantees the accurate tracking of the elements provided.

For those loan originations processed with a foreign flood certification (data from a provider other than Company) that have the data elements required for life-of-loan tracking, Company will use the foreign data elements to track life-of-loan. However,

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company in no way indemnifies or guarantees these data elements. However,
Company guarantees the accurate tracking of the elements provided.

In either case (portfolio, or loan origination) where Company determines that the foreign data elements are incomplete or inaccurate, Company will place these loans on an exception report. Company and Client will work in good faith to resolve the exceptions before the loans are tracked for life-of-loan. Company to guarantee mutual results.

F. CLIENT SERVICE

It is recognized that it is Client's obligation to service its customers' needs. However, Company will assist Client by providing the following services:

1.  National 800 service for use by Client or Client's customers.
2. Letter of Map Amendment (LOMA) Letter of Map Revision (LOMR) assistance to Client or Client's customers. Company will supply the necessary forms and directions and assist the borrower in filing the application.
3. Company will assist Client's customers in finding an agent to write flood insurance.
4. Advise the Client's customers or Client on ways to lower the flood premium within the context of investor/lender parameters and regulator requirements.
5.  Company will supply free re-checks on disputed determinations.
6. Company will provide Client with educational seminars on NFIP Compliance and will answer Client's NFIP Compliance questions.
7.  Company will assist Client's customers in procuring elevation certificates.
8. Company will, in general, replace the lender's flood determination customer service function.

G. USE OF SERVICES

Client agrees that during the term hereof it will use its best efforts to utilize the services of Company for the purpose of providing Flood Compliance and Flood Determinations for all retail single family and multi unit residential mortgage or trust deed loan applications originated by Client, as long as such use does not violate RESPA.

H. COST OF SERVICES

Sentences to be provided by Company and the cost for services hereunder are described in Addendum "A". Client will only pay for closed loans at the end of every month net 30 days.

I. TERM

This Agreement shall have an initial term of two (2) years, commencing on the date of this Agreement. The term shall be automatically renewed thereafter for successive one (1) year periods, unless either party shall provide to the other no less than thirty (30) days written notice of the intention to terminate this Agreement as of the end of the said initial or extended term.

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J. TERMINATION

Either party may terminate this Agreement for non-performance or upon voluntary or involuntary bankruptcy proceedings by the other party. In the event of the failure of performance by either party hereunder, the non-performing party shall have a period of thirty (30) days from the date of receiving written notice from the other party to cure any such breach. If such breach is not cured within 30 days the other party may terminate this contract with 10 days written notice to the non-performing company.

K. CONFIDENTIAL INFORMATION

Company acknowledges that it may gain access to certain information regarding Borrowers and Brokers of Client. Company agrees that this information shall not be disclosed or made available to any third person or entity, except as necessary for Company to perform its obligations under this agreement, without the specific authorization of Client. Company agrees that when information is disclosed to a third party, Company will notify Client of this disclosure. In like manner Client acknowledge that it may gain access to certain information regarding business practices, technology and pricing of Company. Client agrees that this information shall not be disclosed or made available to any third person or entity, except as necessary for Client to perform its obligations under this Agreement or for auditing or regulatory purposes without the specific authorization of Company.

L.Z.C. STERLING

Client has requested that Company pass Client flood information to Z.C. Sterling 900 Murilands Blvd., Irvine, CA. 92618 in a format mutually agreeable between Company and Z.C. Sterling.

M. USE OF INFORMATION

Information supplied by Company to Client is to be used by Client for Client's compliance with the Flood Disaster Protection Act of 1973 as amended within the context of the NFIP and/or for HMDA/CRA compliance and for no other purposes.

N. SYSTEMS USED IN SERVICES

Client has been advised that the computer software used or employed by Company in making and/or printing Geotrac NFIP Compliance Packets hereunder, and in tracking the loan portfolio of Client for the Life of Loan service referred to above if included within this Agreement (collectively referred to as the "Systems") are and shall remain at all times the sole property of Company and constitute material and confidential trade secrets of Company. This includes without limitation, its source codes, screens, documentation and any improvements or modifications of the Systems. Client agrees for itself and its employees to protect the confidentiality of the Systems.

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O. INDEMNIFICATION

Flood Zone Determinations made by Company represent a good faith interpretation of Federal Flood Insurance Rate Maps, or Federal Flood Hazard Boundary Maps, and information from government and private sources along with the lender. Although Company does not guarantee the accuracy of these outside information sources, it does assume responsibility for the completeness and timeliness of this information.

Company shall hold Client safe and harmless from and against any and all loss or expense arising from claims or actions by any customer, investor or regulatory agency of Client based upon the negligence of Company in interpreting the above referenced Federal Flood Maps and hence failing to correctly identify and report to Client that a particular insurable structure securing a loan originated or serviced by Client is within (false flood negative) or outside (false flood positive) a Federally defined Special Flood Hazard Area; provided however, that such Liability shall in no event exceed the actual flood loss (flood loss to include all insurance premiums paid for a false flood positive) or false flood negative less any insurance recovery from another source.

This indemnification provision includes claims made by Client or customer's of Client against Client, resulting from damage to Client or customer's improved real property caused by flooding or payment of future flood insurance premiums as defined by the NFIP (false flood negative) or customer or Client's payment of unnecessary NFIP flood insurance premiums (false flood positive), provided Client supplies verbal notice as soon as is practicable and written notice within 30 days of Client's first becoming aware of such claims, and further provided the Company has full and fair opportunity to participate in any adjusting, settlement negotiation and litigation.

Company agrees to maintain adequate liability, errors and omissions, or other type of insurance policy that provides coverage for claims arising out of the performance of the service under this Agreement by Company, it's employees or agents, and Company, shall if requested by Client, provide Client a Certificate of insurance evidencing such insurance coverage. Company agrees to provide Client with audited financial statements periodically upon request of Client.

P. INDEPENDENT CONTRACTOR

Company shall perform services under this Agreement as an independent contractor and not as the agent of Client. Company shall not be authorized to act on behalf of Client except as provided herein or as otherwise specifically directed by Client.

Q. ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Agreement. This Agreement may only be modified by a written document executed by both parties.

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R. SEVERABILITY

If any term or provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void, such term or provision shall be severed from the remaining provisions and such remaining provisions shall remain in full force and effect.

S. NOTICES

Any notice or other communication to be given under the terms of this Agreement, shall be in writing and shall be delivered in person, or mailed by certified mail, return receipt request, postage prepaid, adressed as follows:




If to Company:  Geotrac
                3900 Laylin Rd
                Norwalk, OH 44857
                Attention: Daniel J. White

If to Client:   LaSalle Home Mortgage Corporation     & Standard Federal Bank
                4242 North Harlem                       2600 W. Big Beaver
                Norridge, IL 60634                      Troy, MI 48084
                Attention: Richard Geary                Attention: David Trahan
                                                        Attention: Robert Spohar

T. WAIVER

Waiver by one party of the performance of any covenant, condition or obligation of another party shall not invalidate this Agreement, nor shall such waiver be considered to be a waiver by such party of any other covenant, condition or obligation contained in this Agreement.

U. ATTORNEY'S FEES

In the event any party to this Agreement institutes an action or other proceeding to enforce any rights arising under this Agreement, the party prevailing in any such action or other proceeding shall be paid all reasonable costs and attorney's fees by the other party.

V. TIME IS OF THE ESSENCE

Time is of the essence in performance under this Agreement.

W. GOVERNING LAW

This Agreement is made pursuant to and shall be construed and governed by the laws of the State of Illinois. Company and Client agree that if litigation should become necessary, venue would take place in the State of Ohio

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X. YEAR 2000 COMPLIANCE

Company warrants that as of September 30, 1998, the hardware, software and other products and services which are supplied to ABN-AMRO pursuant to this agreement, will, independently, in combination with each other and in connection with the system of which they are or will become part, operate without any malfunctions, errors or other deficiencies which in any way result from or are connected with the date data (among which data in connection with leap years) and the incorporation, operation or processing thereof, and otherwise suffer no adverse effects from the transition to the year 2000 in respect of their operation and/or functionality. This warranty is of unlimited duration. If ABN-MARO's believes there is defect, Company will, at ABN-AMRO's request and at Company expense, ensure that any defect is repaired in full and without delay.

         If ABN-AMRO believes that Company has not fulfilled its obligation under this section, to repair a defend Company will, at its expense, provide to ABN-AMRO the source codes and any and all other technical and other documentation which in the opinion of ABN-AMRO are necessary to a repair defect or have it repaired Company hereby irrevocably and in advance authorizes ABN-AMRO and any third party engaged by ABN-AMRO to use or have need the source codes and other technical documentation and to make or have made such alterations, amendments and improvements as ABN-AMRO deems necessary for the repair of the defect. The costs of the repair of a defect shall be borne by the Company.

Y. HEADINGS

The subject headings of this Agreement are included for the purposes of convenience only and shall not effect the construction or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company: GeoTrac


By /s/ Daniel J. White
  -------------------------------------
Title President
     ----------------------------------
Date as of 3/1/98
    -----------------------------------


Client: ABN AMR0 North America, Inc.


By /s/ Signature Illegible
  -------------------------------------
Title Senior Vice President
     ----------------------------------
Date  as of 3-1-98
    -----------------------------------

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                                  ADDENDUM "A"

SERVICES

Geotrac NFIP Compliance Packet                                                                      $15.00/ea.
(Client will pay only for closed loans at the end
 of each month net 30 days.)
GeoLife-of-Loan(R)                                                                                  $ 4.00/additional ea.
or
Life of Loan Lite (tracking),                                                                       $  .50/additional ea.
Life of Loan Lite (reprocessing)                                                                    $13.00/additional ea.
HMDA/CRA (optional)                                                                                 $ 1.00/additional ea.

Portfolio Service Bank
Priced on a case by case basis.

OPTIONAL SERVICES ORDERED ON INDIVIDUAL DETERMINATIONS

High Risk/Non-Compliant loans                                                                       $ 8.00/ea.
GeoQuake                                                                                            $  .50/ea.
Determination In Non-Mapped Communities                                                             $10.00 additional ea.
Priority Rush Service (same day service)                                                            $ 5.00 additional ea.



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                                  ADDENDUM "B"


The following list are the affiliate companies of ABN AMRO, North American affected by this contract.

Standard Federal Bank, a federal savings bank, located at 2600 West Big Beaver Rd, Troy, Michigan.

LaSalle Home Mortgage Corporation, an Illinois Corporation an wholly owned operating subsidiary of LaSalle Bank, FSB located at 4242 North Harlem, Norridge, Illinois

LaSalle Bank, FSB located at 8303 West Higgins Rd, Chicago, Illinois

LaSalle National Bank, located at 8303 West Higgins Rd, Chicago, Illinois

LaSalle Bank, NA, located at 8303 West Higgins Rd, Chicago, Illinois

European American Bank, a New York chartered bank, located at One EAB Plaza, 5th floor, Uniondale, New York

Citizens Bank, a Michigan chartered bank, located at 328 South Saginaw, Flint, Michigan

Heigl Mortgage, located at 7803 Glenroy Rd, Suite 200, Bloomington, Minnesota


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